Exhibit 10.29

Execution Version

LICENSE AGREEMENT

BY AND BETWEEN

THE CHILDREN’S HOSPITAL OF PHILADELPHIA

AND

MEDGENICS MEDICAL ISRAEL LTD.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

TABLE OF CONTENTS

1.	BACKGROUND	1

2.	DEFINITIONS	2

3.	GRANT OF RIGHTS	10

4.	SUBLICENSING	12

5.	CHOP RETAINED RIGHTS	13

6.	CONSIDERATION	15

7.	PATENT FILING, PROSECUTION, AND MAINTENANCE	18

8.	RECORD KEEPING; AUDIT BY LICENSEE	20

9.	REPORTS ON PROGRESS, SALES, AND PAYMENTS	20

10.	PERFORMANCE	21

11.	INFRINGEMENT, PATENT ENFORCEMENT AND MISAPPROPRIATION	27

12.	LIMITED WARRANTIES, INDEMNIFICATION, INSURANCE AND LIMITATION OF LIABILITY	29

13.	TERM, TERMINATION, AND MODIFICATION OF RIGHTS	32

14.	CONFIDENTIALITY; PUBLICATIONS	35

15.	GENERAL PROVISIONS	36

LIST OF APPENDICES AND SCHEDULES

APPENDIX A	Licensed Patent Rights

APPENDIX B	Licensed Product Development Plan

SCHEDULE 12.1.1

i

THE CHILDREN’S HOSPITAL OF PHILADELPHIA

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is entered into this 12th day of November 2014 (the “Effective Date”), by and between Medgenics Medical Israel Ltd., a company organized under the laws of the State of Israel and having a principal place of business at Misgav Business Park, Rechov Kahol 2, Misgav 20179 Israel (the “Licensee”) and The Children’s Hospital of Philadelphia, a non-profit entity organized and existing under the laws of Pennsylvania and having a principal place of business at 34th and Civic Center Boulevard, Philadelphia, PA 19104 USA (“CHOP”). Licensee and CHOP may be referred to herein collectively as the “Parties” or individually as a “Party”.

CHOP and Licensee agree as follows:

1.	BACKGROUND

1.1.	In the course of conducting biomedical and behavioral research, CHOP investigators made inventions that may have commercial applicability related to DNA sequencing and target identification for Rare and Orphan Diseases.

1.2.	By assignment of rights from CHOP employees, investigators and other inventors, CHOP owns intellectual property rights claimed in any United States and foreign patent applications or patents corresponding to the assigned inventions. CHOP also owns any tangible embodiments of these inventions actually reduced to practice by CHOP.

1.3.	CHOP has also collected and/or developed databases (including de-identified databases of scientific data, clinical data, EHRs and genome sequences) and know-how (including genetic analysis know-how and algorithms) that is or may be directly supportive of identification of genetic abnormalities/targets and development of diagnostics and/or therapeutics for Rare and Orphan Diseases.

1.4.	CHOP has also collected an extensive repository of biospecimen collected from patients with potential genetic abnormalities and their family members.

1.5.	CHOP desires to license certain of the foregoing to the Licensee to facilitate the discovery of genetic abnormalities and the commercial development of products and processes for public use and benefit, all under the terms and conditions of this Agreement.

1.6.	Licensee desires to acquire a license to certain of the foregoing from CHOP to facilitate the discovery of genetic abnormalities and the commercial development of products and processes for public use and benefit, all under the terms and conditions of this Agreement.

2.	DEFINITIONS

2.1.	“Affiliate” means, with respect to any Person, any other Person, which controls, is controlled by or is under common control with such Person. A Person shall be regarded as in control of another Person if it owns or controls at least fifty percent (50%) of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority), provided, however, that the term “Affiliate” shall not include subsidiaries or other Persons in which a Party or its Affiliates owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other governing board, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

2.2.	“Agreement” has the meaning given in the Preamble.

2.3.	“Available” has the meaning given in Section 3.3.

2.4.	“BLA” means a Biologics License Application, as defined in the United States Public Health Service Act, as amended, and the regulations promulgated thereunder, as filed with the FDA, or any comparable application filed with a Regulatory Authority of a country, group of countries or territory other than the United States, to obtain approval to market a Licensed Product in such country, group of countries or territory.

2.5.	“CAG” means the Center for Applied Genomics at CHOP.

2.6.	“Calendar Quarter” means a period of three (3) consecutive months corresponding to the calendar quarters commencing on the first day of January, April, July or October. “Calendar Quarterly” has a corresponding meaning.

2.7.	“CHOP” has the meaning given in the Preamble.

2.8.	“CHOP Licensed Product” means a Licensed Product or a Licensed Process, in each case, covered by a Valid Claim of any of the Licensed Patent Rights.

2.9.	“CHOP Proprietary Information” has the meaning given in Section 11.6.

2.10.	“CHOP-Supplied Materials” has the meaning given in Section 15.8.

2.11.	“Claim” has the meaning given in Section 12.2.

2.12.	“Commercially Reasonable Efforts” means the carrying out of activities in a sustained and diligent manner and using efforts and resources that are comparable to the efforts and resources commonly used in the genetic abnormality discovery, diagnosis and treatment business by a company with similar resources as Licensee and its Affiliates, taken as a whole, for products or services of similar market potential at a similar stage of development or product life, based on conditions then prevailing and taking account of competition, technological relevance or obsolescence, changes in regulatory status and law and changes in reimbursement rates, policies and procedures.

2.13.	“Confidential Information” means (i) with respect to CHOP, all non-public, confidential or proprietary information provided by or on behalf of CHOP to Licensee or its agents in connection with this Agreement, irrespective of the form or medium of such information, including Protocol Know How and Protocol Materials, and (ii) with respect to Licensee, the Royalty Reports, each Current Plan, each Disease Subfield Development Plan, reports submitted pursuant to Sections 10.1, 10.3.2 or 10.3.3.2 and copies of any Sublicenses provided to CHOP pursuant to Section 4.3. For purposes hereof, the terms of this Agreement shall be considered Confidential Information of both Parties, with both Parties being deemed to be the Receiving Party of such Confidential Information.

2.14.	“Control” and its correlative terms, “Controlled” or “Controls” mean, with respect to any intellectual property rights or other intangible property, that a Party or one of its Affiliates or future acquirers owns or has a license or sublicense to such item or right, and has the ability to grant access, license or sublicense in or to such right (other than pursuant to this Agreement) without violating the terms of any agreement or other arrangement with any Third Party, without incurring any payment obligation (unless the other Party agrees in writing to pay such payment obligation), and without violating any applicable law or regulation, provided that any intellectual property right Controlled by a future acquirer of a Party or its Affiliate shall not be treated as “Controlled” by such Party for purposes of this Agreement to the extent that such intellectual property right (i) is Controlled by such future acquirer immediately prior to the time such future acquirer qualifies as such, other than pursuant to a license or other grant of rights by such Party or its Affiliates or (ii) is Controlled by such future acquirer after the time such future acquirer qualifies as such, but did not come under the Control of such future acquirer due to any reference to, access to or use of (a) a Party’s patents, patent applications, know how or employees or (b) the other Party’s Confidential Information.

2.15.	“Covered Licensed Product” means a Licensed Product covered by a Valid Claim of any of the Licensed Patent Rights.

2.16.	“Current Plan” has the meaning given in Section 10.3.2.

2.17.	“Development Milestones” have the meaning given in Section 10.1.

2.18.	“Disease Subfield” has the meaning given in Section 10.3.1.

2.19.	“Disease Subfield Development Plan” has the meaning given in Section 10.3.3.2.

2.20.	“Disease Subfield License” has the meaning given in Section 10.3.4.

2.21.	“Disease Subfield Notice” has the meaning given in Section 10.3.1.

2.22.	“Disease Subfield Notice Date” has the meaning given in Section 10.3.1.

2.23.	“Effective Date” has the meaning given in the Preamble.

2.24.	“EHR” means electronic health record.

2.25.	“FDA” means the United States Food and Drug Administration, and any successor or replacement agency.

2.26.	“First Commercial Sale” means, with respect to a country, (i) the initial sale of a Licensed Product in such country by or on behalf of any Person within the Licensee Group following receipt of Marketing Approval for such Licensed Product or (ii) the initial practice or provision of a Licensed Process by or on behalf of any Person within the Licensee Group in such country, in either case (i) or (ii), in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

2.27.	“First in Human Clinical Trial” means the first time a given Licensed Product is used in a human clinical trial.

2.28.	“Government” means the government of the United States of America and its agencies, including the Department of Health and Human Services.

2.29.	“Indemnitee” has the meaning given in Section 12.2.

2.30.	“Invention” means any discovery, invention, process, technique or other technology that may constitute patentable subject matter pursuant to 35 U.S.C. Section 101 and is conceived and reduced to practice after the Effective Date at CHOP by the principal investigator of the Protocol or any individual working under such principal investigator’s direct supervision, solely using the biospecimens and data collected under the Protocol, but excluding any such discovery, invention, process, technique or other technology conceived and reduced to practice by the principal investigator of the Protocol or any individual working under such principal investigator’s direct supervision in carrying out the activities governed by the Sponsored Research Agreement.

2.31.	“IRB” means institutional review board.

2.32.	“Licensed Field” means the identification of genetic abnormalities and targets for, and the diagnosis and treatment of, Rare and Orphan Diseases, including genetic sequencing and interpretation for purposes of developing and commercializing Licensed Products and Licensed Processes for Rare and Orphan Diseases.

2.33.	“Licensed Patent Rights” means

2.33.1.	the patent applications and patents listed in Appendix A and all divisions and continuations of these applications, all patents issuing from such applications, divisions, and continuations, and any reissues, reexaminations, renewals and extensions of all such patents, that claim priority to the patent applications or patents listed in Appendix A;

2.33.2.	to the extent of claims directed to the invention or inventions claimed in patent applications or patents described in Section 2.33.1: (i) continuations-in-part; (ii) all divisions and continuations of these continuations-in-part; (iii) all patents issuing from such continuations-in-part, divisions, and continuations; and (iv) any reissues, reexaminations, renewals and extensions of all such patents; and

2.33.3.	to the extent of claims directed to the invention or inventions claimed in patent applications or patents described in Section 2.33.1, all counterpart applications and patents to those covered by Sections 2.33.1 or 2.33.2, including those listed in Appendix A, filed in or issued by any jurisdiction.

2.33.4.	For the avoidance of doubt, Licensed Patent Rights shall not include claims in a continuation-in-part directed to new matter that is not the subject matter of the patent applications or patents listed in Appendix A.

2.34.	“Licensed Process” means any process, method or service that (i) in the course of being provided or practiced would, in the absence of this Agreement, infringe one or more Valid Claims of the Licensed Patent Rights, (ii) is based upon, enabled by, derived from or uses the Protocol Materials or Protocol Know How, or (iii) the Licensed Rights are otherwise used in rendering, or to enable the rendering of, such process, method or service for payment of a fee or other consideration.

2.35.	“Licensed Process Royalty Payment” has the meaning given in Section 6.4.2.

2.36.	“Licensed Product” means any product or other tangible material that (i) in the course of manufacture, use, or sale would, in the absence of this Agreement, infringe one or more Valid Claims of the Licensed Patent Rights or (ii) is based upon, enabled by, derived from or uses the Protocol Materials or Protocol Know How.

2.37.	“Licensed Product Development Plan” has the meaning given in Section 10.1.

2.38.	“Licensed Product Royalty Payment” has the meaning given in Section 6.4.1.

2.39.	“Licensed Rights” means the Licensed Patent Rights, Protocol Materials and Protocol Know How.

2.40.	“Licensed Territory” means the entire world.

2.41.	“Licensee” has the meaning given in the Preamble.

2.42.	“Licensee Group” means Licensee, its Affiliates, Sublicensees, licensees with rights to develop or commercialize Licensed Products or Licensed Processes, any Person acting on behalf of any of the foregoing and any Person who otherwise is party to a Product Agreement with any of the foregoing.

2.43.	“Licensee Licensed Product” means a Licensed Product or a Licensed Process, in each case, not covered by a Valid Claim of any of the Licensed Patent Rights.

2.44.	“Litigation Expenses” has the meaning given in Section 11.2.

2.45.	“Marketing Approval” means, with respect to a country, the approval of an NDA, BLA, marketing authorization application or similar approval required to sell a Licensed Product in such country.

2.46.	“Milestone Deadline” means:

2.46.1.	In the case of Section 10.2.1.1, the date that is the later of (i) thirty (30) days after Licensee notifies CHOP pursuant to Section 10.2.1 or (ii) the original deadline of the relevant Development Milestone;

2.46.2.	In the case of Section 10.2.1.3, the date that is the later of (i) thirty (30) days after CHOP notifies Licensee that the Milestone Explanation or Milestone Plan, as applicable, is not acceptable and explains to Licensee why the Milestone Explanation or Milestone Plan, as applicable, is not acceptable or (ii) the original deadline of the relevant Development Milestone;

2.46.3.	In the case of Section 10.5.1, the date that is the later of (i) thirty (30) days after Licensee notifies CHOP pursuant to Section 10.5 or (ii) the original deadline of the relevant Subfield Development Milestone; and

2.46.4.	In the case of Section 10.5.3, the date that is the later of (i) thirty (30) days after CHOP notifies Licensee that the Milestone Explanation or Milestone Plan, as applicable, is not acceptable and explains to Licensee why the Milestone Explanation or Milestone Plan, as applicable, is not acceptable or (ii) the original deadline of the relevant Subfield Development Milestone.

2.47.	“Milestone Explanation” has the meaning given in Section 10.2.1.

2.48.	“Milestone Plan” has the meaning given in Section 10.2.1.

2.49.	“NDA” means a New Drug Application for any product, as appropriate, requesting permission to place a drug on the market in accordance with 21 C.F.R. Part 314, or any comparable foreign application therefor, and all supplements or amendments filed pursuant to the requirements of the FDA or the applicable foreign Regulatory Authority of a country, group of countries, or territory, including all documents, data and other information concerning a product which are reasonably necessary for FDA or the applicable foreign Regulatory Authority approval to market a product in the United States or the applicable foreign country, group of countries or territory.

2.50.	“Net Sales” means, with respect to a Licensed Product or Licensed Process, the total gross receipts from (A) sales of such Licensed Product or provision or practice of such Licensed Process by or on behalf of any Person within the Licensee Group to (i) a Person not within the Licensee Group, (ii) a wholesaler or distributor who is not an Affiliate of Licensee for further resale or (iii) a Person within the Licensee Group that is the end user of such Licensed Product or Licensed Process (i.e., such sale is not for the purpose of resale by such Person within the Licensee Group to a Person not within the Licensee Group or a wholesaler or distributor who is not an Affiliate of Licensee for further resale), or (B) leasing, renting, or otherwise making such Licensed Product or Licensed Process available for commercial use without sale or other dispositions to (i) a Person not within the Licensee Group, (ii) a wholesaler or distributor who is not an Affiliate of Licensee for further resale or (iii) a Person within the Licensee Group that is the end user of such Licensed Product or Licensed Process (i.e., such sale is not for the purpose of resale by such Person within the Licensee Group to a Person not within the Licensee Group or a wholesaler or distributor who is not an Affiliate of Licensee for further resale), in each case (A) and (B) whether invoiced or not, less returns, allowances and rebates actually granted, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by any Person within the Licensee Group, and on its payroll, or for the cost of collections. Net Sales shall not be realized on the provision of Licensed Product or Licensed Process at cost (or less) for use in a clinical trial.

2.51.	“Non-Rare Disease” means a disease that does not meet the criteria set forth in clause (i) of Section 2.65.

2.52.	“Non-Rare Disease Protocol Materials” means the biospecimens and de-identified phenotype data collected under the Protocol that are in the possession of the CAG biobank and Controlled by CHOP, in each case that (i) are provided by or on behalf of CAG to Licensee pursuant to Section 5.3.3, (ii) are limited to purposes of identifying targets, diagnostics and treatments for Rare and Orphan Diseases and (iii) were or are collected from patients with Non-Rare Disease or their family members.

2.53.	“Non-Royalty Income” means all payments or other consideration that Licensee or any of its Affiliates receives in connection with a Product Agreement including but not limited to upfront fees, milestone payments, license maintenance fees, equity consideration and other consideration received by or on behalf of Licensee or any of its Affiliates from each Product Agreement but excluding (i) amounts received by Licensee or any of its Affiliates as payment for the cost of manufacture or supply of any Licensed Product or performance of a Licensed Process by such Licensee or Affiliate, (ii) royalties paid to Licensee or any of its Affiliates as a percentage of the net sales of any Licensed Product or provision or practice of any Licensed Process, (iii) amounts received by Licensee or any of its Affiliates in connection with achievement of a milestone, up to the amount of any milestone payment made to CHOP under Section 6.2 that is triggered by the achievement of the same milestone (so that amounts received by Licensee or any of its Affiliates that exceed the amount of the milestone payment under Section 6.2 shall be included in “Non-Royalty Income”), (iv) reimbursements of documented out-of-pocket patent expenses incurred by Licensee or any of its Affiliates on a pass-through basis for reimbursement of patent prosecution or patent maintenance expenses, (v) cash or other consideration paid for debt or equity securities of Licensee or any of its Affiliates on fair market value terms and (vi) cash or other consideration paid for future bona fide research and development services performed for the other party to the Product Agreement by Licensee or its Affiliates. If Licensee or any of its Affiliates receives non-cash consideration in connection with a Product Agreement, or in the case of transactions not at arm’s length, Non-Royalty Income shall be calculated based on the fair market value of such consideration or transaction, at the time of the transaction, assuming an arm’s length transaction made in the ordinary course of business.

2.54.	“Orphan Subset Disease” means [ *** ].

2.55.	“Party” and “Parties” have the meaning given in the Preamble.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

2.56.	“Person” means any individual, corporation, company, partnership, trust, limited liability company, association or other business entity.

2.57.	“Product Agreement” means any Sublicense or other agreement or arrangement relating to the development or commercialization of Licensed Products or Licensed Processes.

2.58.	“Proof of Concept Clinical Trial” means a human clinical trial of a Covered Licensed Product intended to generate initial evidence of clinical safety and biological activity in a target patient population.

2.59.	“Proposing Party” has the meaning given in Section 10.3.1.

2.60.	“Protected Health Information” means “protected health information” as defined in the regulations promulgated under the Health Insurance Portability and Accountability Act of 1996, located at 45 C.F.R. Part 160.

2.61.	“Protocol” means the [ *** ].

2.62.	“Protocol Know How” means, other than the Licensed Patent Rights and the Protocol Materials, any form of intangible technical information Controlled by CHOP relating to the Licensed Patent Rights or Rare and Orphan Disease Protocol Materials, which (i) exists as of the Effective Date, (ii) was derived by CAG under its Rare and Orphan Diseases program solely from the Rare and Orphan Disease Protocol Materials and (iii) would support the identification of targets, diagnostics or treatments for Rare and Orphan Diseases; provided that Protocol Know How shall not include (a) any patents, patent applications or other patent rights or (b) algorithms or software. Under no circumstances shall Protocol Know How include any Protected Health Information.

2.63.	“Protocol Materials” means the Rare and Orphan Disease Protocol Materials and the Non-Rare Disease Protocol Materials.

2.64.	“Rare and Orphan Disease Protocol Materials” means the biospecimens and de-identified phenotype data collected under the Protocol that are in the possession of the CAG biobank and Controlled by CHOP, in each case that (i) exist as of the Effective Date or are collected pursuant to the Sponsored Research Agreement, (ii) are limited to purposes of identifying targets, diagnostics and treatments for Rare and Orphan Diseases and (iii) were or are collected from patients with the diseases defined in clause (i) of Section 2.65 and their family members.

2.65.	“Rare and Orphan Diseases” means [ *** ].

2.66.	“Receiving Party” has the meaning given in Section 14.1.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

2.67.	“Regulatory Authority” means any national, supranational, regional, state or local government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality.

2.68.	“Regulatory Exclusivity Period” means, with respect to a Licensed Product or a Licensed Process in a country, the period of time during which (i) any Person within the Licensee Group has been granted the exclusive legal right by a Regulatory Authority (or is otherwise entitled to the exclusive legal right by operation of law) in such country to market and sell such Licensed Product or Licensed Process or (ii) the data and information submitted by any Person within the Licensee Group to the relevant Regulatory Authority in such country for purposes of obtaining Marketing Approval may not be disclosed, referenced or relied upon in any way by such Regulatory Authority (including by relying upon the Regulatory Authority’s previous findings regarding the safety or effectiveness of such Licensed Product or Licensed Process) to support the Marketing Approval or marketing of any product by a Third Party in such country.

2.69.	“Representative” has the meaning given in Section 14.1.

2.70.	“Retained Rights” have the meaning given in Section 5.2.

2.71.	“Royalty Payment” has the meaning given in Section 6.4.2.

2.72.	“Royalty Rates” has the meaning given in Section 6.4.1.

2.73.	“Royalty Report” has the meaning given in Section 9.2.

2.74.	“Royalty Term” means, on a Licensed Product-by-Licensed Product or Licensed Process-by-Licensed Process and country-by-country basis, the later of (i) fifteen (15) years following the Effective Date, (ii) the last-to-expire of all Valid Claims in the Licensed Patent Rights covering the manufacture, use or sale of such Licensed Product or Licensed Process in such country and (iii) expiration of the Regulatory Exclusivity Period for such Licensed Product or Licensed Process in such country.

2.75.	“Sponsored Research Agreement” means the sponsored research agreement between the Parties dated November 12, 2014.

2.76.	“Subfield Development Milestones” have the meaning given in Section 10.4.

2.77.	“Sublicense” means: (i) any right granted, license given or agreement entered into by any Person within the Licensee Group that permits any use or exploitation of any of the Licensed Patent Rights or Protocol Know How; (ii) any option or other right granted to negotiate for or receive any of the rights described under clause (i); or (iii) any standstill or similar obligation undertaken not to grant any of the rights described in clause (i) or (ii); in each case regardless of whether such grant of rights, license given or agreement entered into is referred to or is described as a sublicense.

2.78.	“Sublicensee” means any Person granted a Sublicense.

2.79.	“Third Party” means any entity that is not a Party or an Affiliate of a Party.

2.80.	“United States” means the United States of America and its territories and possessions.

2.81.	“Valid Claim” means (i) a claim of any issued, unexpired Licensed Patent Right that has not been revoked or held unenforceable or invalid by a decision of a court or governmental authority of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (ii) a pending claim of a pending patent application within the Licensed Patent Rights, which claim has not been pending for more than seven (7) years from the first substantive office action with respect to the pending claim and has not been abandoned or finally rejected without the possibility of appeal or refiling or without such appeal having been taken or refiling having been made within the applicable time periods; provided that a claim of any pending patent application that is deemed not to be a Valid Claim as a result of the limitation in clause (ii) shall thereafter be considered a Valid Claim if such claim subsequently issues in an issued patent.

3.	GRANT OF RIGHTS

3.1.	License Grant to Licensee.

CHOP hereby grants and Licensee accepts, subject to the terms and conditions of this Agreement (including, without limitation, Schedule 12.1.1), (i) an exclusive license, without the right to sublicense, to use the Rare and Orphan Disease Protocol Materials, (ii) an exclusive, sublicensable (subject to Section 4) license under the Licensed Patent Rights, (iii) a non-exclusive, sublicensable (subject to Section 4) license to use the Protocol Know How and (iv) a non-exclusive license, without the right to sublicense, to use the Non-Rare Disease Protocol Materials, in the case of clauses (i) through (iv), to discover, develop, make, use, sell, offer for sale and import Licensed Processes and Licensed Products in the Licensed Field within the Licensed Territory.

3.2.	Licensee Option to Inventions.

3.2.1.	Licensee Option. CHOP hereby grants and Licensee accepts, subject to the terms and conditions of this Agreement, with respect to each Invention that targets a Rare and Orphan Disease, an exclusive option to negotiate an exclusive license under the patent rights Controlled by CHOP that cover such Invention in order to develop and commercialize such Invention. If agreed by the Parties, on a case by case basis, any such license agreement may also include a non-exclusive license to know how Controlled by CHOP to develop and commercialize such Invention.

3.2.2.	Option Exercise. Licensee may elect to exercise the option over a particular Invention by giving written notice to CHOP no later than [ *** ] after CHOP’s Office of Technology Transfer provides a copy of the invention disclosure for such Invention to Licensee. Upon exercise of the option by Licensee with respect to an Invention, for a period ending on the later of [ *** ] after the date that the Licensee exercises its option over such Invention or [ *** ] after CHOP’s Office of Technology Transfer provides a copy of the invention disclosure for such Invention, the Parties shall negotiate in good faith a license agreement for such Invention. The license agreement negotiation period can be extended for an additional [ *** ] upon mutual written agreement of the Parties, after which and assuming the Parties do not enter into license or other agreement, all rights of Licensee relating to such Invention under this Agreement shall terminate.

3.3.	Inclusion of Orphan Subset Disease in the Licensed Field. In the event Licensee desires to add an Orphan Subset Disease to the Licensed Field, Licensee shall provide written notice to CHOP of the proposed Orphan Subset Disease and a reasonably detailed description substantiating that such Orphan Subset Disease meets the criteria set forth in Section 2.54. CHOP shall notify Licensee whether the Non-Rare Disease of which such Orphan Subset Disease is a part is Available. If such Non-Rare Disease is Available, then if agreed by the Parties, the Parties shall execute a letter amendment to this Agreement for the purpose of adding such Orphan Subset Disease to the Licensed Field. For the avoidance of doubt, this Section 3.3 shall not limit the reservation of rights by CHOP pursuant to Section 5.2, and CHOP shall have no obligation to refrain from including any or all diseases or conditions in a license to a Third Party or Third Parties under the Protocol Materials or Licensed Patents Rights, except to the extent that such license would conflict with the license granted to Licensee under Section 3.1 or the option granted to Licensee under Section 3.2 (which license and option, for clarity, as of the Effective Date, include only diseases defined in clause (i) of Section 2.65) or any such letter amendment that is actually executed by the Parties, from and after the date of such letter amendment. For purposes of this Section 3.3, “Available” shall mean that (i) CHOP has not licensed the Rare and Orphan Protocol Materials or the Licensed Patent Rights to a Third Party for such Non-Rare Disease or (ii) CHOP does not have an agreement in principal to license the Rare and Orphan Protocol Materials or the Licensed Patent Rights to a Third Party for such Non-Rare Disease (as evidenced by a term sheet, letter of intent or similar document).

3.4.	Limitations on License and Option Grants. Notwithstanding anything to the contrary in this Agreement, the rights granted by CHOP to Licensee under this Agreement (including under Sections 3.1 and 3.2) are subject in all respects to the obligations of CHOP, if any, existing as of the Effective Date or imposed by applicable law, including, without limitation, human subject consents and other IRB-related limitations and any rights and interests of the Government or any other funders of CAG or CHOP. In addition, the rights granted by CHOP to Licensee under Section 3.2 shall be subject in all respects to the obligations of CHOP, if any, existing at the time the applicable invention disclosure is received by CHOP.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

3.5.	No Other Rights. Under no circumstances shall Licensee, as a result of this Agreement, obtain any ownership interest or, except as expressly provided pursuant to Sections 3.1 and 3.2, other right in any intellectual property rights controlled CHOP. Without limiting the foregoing, (i) this Agreement confers no license or rights by implication, estoppel, or otherwise under or to any patent applications or patents controlled by CHOP other than Licensed Patent Rights regardless of whether such patents are dominant or subordinate to Licensed Patent Rights and (ii) nothing in this Agreement shall prevent CHOP from using or licensing Rare and Orphan Disease Protocol Materials outside the Licensed Field or Non-Rare Disease Protocol Materials inside or outside the Licensed Field.

3.6.	No Development or Commercialization Outside Licensed Field. Notwithstanding anything to the contrary in this Agreement, Licensee shall not, and shall ensure that no other Persons within the Licensee Group, either itself or themselves or with or through Third Parties, develop or commercialize any Licensed Product or Licensed Process outside the Licensed Field, except to the extent Licensee or such other Persons have entered into and maintain a license agreement with CHOP on mutually agreeable economic and other terms governing such development or commercialization. For the avoidance of doubt, this Agreement shall qualify as such a license agreement solely with respect to the development and commercialization of Licensed Products and Licensed Processes in the Licensed Field.

4.	SUBLICENSING

4.1.	General. Licensee shall not grant any Sublicenses under the Licensed Rights without prior written approval from CHOP. Any Sublicense approved by CHOP shall be on terms and conditions in compliance with, and not inconsistent with, the terms of this Agreement.

4.2.	Sublicense Agreements.

4.2.1.	Subject to Section 4.1, Licensee shall grant any Sublicenses pursuant to written agreements, which shall be subject and subordinate to the terms and conditions of this Agreement. Such Sublicense agreements shall contain, among other things, the following:

4.2.1.1.	all provisions necessary to ensure Licensee’s ability to perform its obligations under this Agreement;

4.2.1.2.	a section substantially the same as Section 12.2 of this Agreement, which also shall state that the Indemnitees are intended third party beneficiaries of such Sublicense agreement for the purpose of enforcing such indemnification;

4.2.1.3.	a provision clarifying that, in the event of termination of the license grant set forth in Section 3.1 in whole or in part (e.g., termination with respect to a particular Licensed Product or Licensed Process), any existing Sublicense agreement shall (i) terminate to the extent of such terminated license grant or (ii) upon prior written approval of CHOP and upon the Sublicensee’s written request made within sixty (60) days after such termination of the license grant, Sublicensee and CHOP may enter into a direct license agreement; provided that CHOP may withhold such prior written approval in its sole discretion; and provided further that entering into any such direct license agreement is contingent upon acceptance by the Sublicensee of all terms and provisions that CHOP, in its sole discretion, determines are necessary or desirable under the circumstances;

4.2.1.4.	a provision prohibiting the Sublicensee from sublicensing its rights under such Sublicense; and

4.2.1.5.	a provision prohibiting the Sublicensee from assigning the Sublicense agreement without the prior written consent of CHOP, except that Sublicensee may assign the Sublicense agreement to a successor in connection with the merger, consolidation or sale of all or substantially all of its assets; provided, however, that any permitted assignee agrees in writing to be bound by the terms of such Sublicense agreement.

4.2.2.	Notwithstanding the foregoing, Licensee’s execution of a Sublicense agreement pursuant to this Section 4.2 shall not relieve Licensee of any of its obligations under this Agreement. Licensee shall be liable to CHOP for any act or omission of an Affiliate or other Sublicensee of Licensee that would be a breach of this Agreement if performed or omitted by Licensee, and Licensee shall be deemed in breach of this Agreement as a result of such act or omission.

4.3.	Copy of Sublicense. Licensee shall forward to CHOP a copy of each fully executed Sublicense agreement postmarked within thirty (30) days of the execution of such agreement. Any such Sublicense agreement shall constitute the Confidential Information of Licensee.

4.4.	Payments to CHOP. In addition to Royalty Payments owed to CHOP pursuant to Section 6.4, Licensee shall pay to CHOP [ *** ] percent ([ *** ]%) of all Non-Royalty Income.

5.	CHOP REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.1.	Bayh-Dole Act. All rights granted in this Agreement by CHOP are expressly granted subject to the rights of the Government, if any, and the obligations of CHOP, if any, pursuant to 35 U.S.C. Sections 200 et seq., as amended (Patent Rights in Inventions Made with Federal Assistance), and the implementing regulations.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

5.2.	CHOP Retained Rights. Notwithstanding the grants of rights to Licensee under Sections 3.1 and 3.2, CHOP shall retain rights to use the Licensed Rights for CHOP’s own teaching, educational, research and patient care purposes both inside and outside the Licensed Field, and for other non-commercial collaborations with, and use by, not-for-profit, governmental, educational or non-commercial scientific entities both inside and outside the Licensed Field, and to use and license the Licensed Rights for all purposes outside the Licensed Field (the “Retained Rights”). For the avoidance of doubt, the Retained Rights include the funding of sponsored research by commercial entities; provided, however, that the rights granted to the commercial entities in connection with such sponsored research shall not conflict with the rights granted to Licensee under this Agreement. [ *** ] in the event CHOP receives a proposal from a Third Party commercial entity to sponsor research performed by any CHOP investigator with the Rare and Orphan Protocol Materials inside the Licensed Field, prior to accepting any such proposal CHOP shall provide Licensee with a summary of the material terms of such proposal (which summary, for the avoidance of doubt, shall not include the name of, or any other identifying information about, such Third Party). Licensee shall have [ *** ] following receipt of such summary from CHOP to commit to fund such sponsored research project on the same terms (including the same timing of payments) proposed by such Third Party. If Licensee does not commit to fund such sponsored research project within the [ *** ] period on such terms, CHOP shall be free to accept such funding from any Third Party commercial entity. For the avoidance of doubt, nothing in this Agreement shall prevent CHOP from conducting sponsored research on behalf of any Third Party commercial entity performed by any CHOP investigator (i) with the Rare and Orphan Disease Protocol Materials outside the Licensed Field or (ii) with the Non-Rare Disease Protocol Materials inside or outside the Licensed Field, in either case, without providing Licensee the option to fund such sponsored research. CHOP shall have the right to reserve, use and permit the use of sufficient quantities of the Protocol Materials for purposes of the Retained Rights.

5.3.	Storage and Use of Protocol Materials.

5.3.1.	Storage. Protocol Materials shall continue to be housed in CHOP’s existing physical infrastructure and shall continue to be owned by CHOP. The Parties intend that each Party shall have access to, and use of, the Protocol Materials consistent with the terms of this Agreement, and the Parties shall use good faith, reasonable efforts to use the Protocol Materials in a manner that is consistent with such intention.

5.3.2.	Rare and Orphan Disease Protocol Materials. Without limiting the generality of the foregoing Section 5.3.1, with respect to Rare and Orphan Disease Protocol Materials, at the reasonable request of Licensee, CHOP shall send samples of the Rare and Orphan Disease Protocol Materials identified by Licensee from time to time to Licensee or Licensee’s designee for sequencing or other analysis under a written materials transfer agreement on mutually agreeable terms. Licensee shall return each such sample to CHOP for storage in the biobank promptly after such sequencing activity is complete. Licensee shall bear the cost and expense of preparation, shipping and handling such samples to and from CHOP. Further, at the reasonable request of Licensee, CHOP shall make the phenotypic data included in the Rare and Orphan Protocol Materials available to Licensee in the electronic formats used by CHOP, and to the extent such data exists only in paper or other non-electronic database format, permit Licensee to access such data and build electronic databases from such paper or other non-electronic database format, at Licensee’s sole cost and expense, in each case under a written materials transfer agreement on mutually agreeable terms.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

5.3.3.	Non-Rare Disease Protocol Materials. With respect to Non-Rare Disease Protocol Materials, access by Licensee shall be accomplished as provided in the Sponsored Research Agreement or other written agreement between the Parties, in each case on the terms and conditions agreed to therein. As agreed by the Parties pursuant to the Sponsored Research Agreement or such other written agreements, Licensee may submit requests for queries or analysis on the biospecimens and de-identified phenotypic data included within the Non-Rare Disease Protocol Materials to be processed by CAG personnel, the results of which shall then be provided to Licensee. For the avoidance of doubt, such access by Licensee shall not be direct access to the Non-Rare Disease Protocol Materials by Licensee unless otherwise agreed in writing by the Parties.

5.4.	Research License Grant to CHOP. Licensee hereby grants and CHOP accepts, a non-exclusive, worldwide, fully paid up, royalty-free license under all intellectual property rights Controlled by Licensee to make and use the Licensed Products and Licensed Processes for educational and non-commercial research purposes. CHOP may sublicense its rights under this Section 5.4 for its non-commercial collaborations with and use by other not-for-profit, governmental, non-commercial scientific and educational entities, subject to CHOP complying with Sections 4.2.1.1, 4.2.1.3, 4.2.1.4 and 4.2.1.5, to the extent applicable, applying such provisions mutatis mutandis as if CHOP were Licensee and Licensee were CHOP. For the avoidance of doubt, the granting of such sublicenses by CHOP shall not require approval of Licensee; provided that CHOP shall notify Licensee of the existence of each such sublicense. If CHOP requests that Licensee provide it with reasonable quantities of Licensed Products and materials made through the Licensed Processes for educational and non-commercial research purposes, then the Parties shall discuss, in good faith, working collaboratively to provide such materials to CHOP for such purposes. In connection with such supply, upon request by Licensee, CHOP and Licensee shall enter into a customary materials transfer agreement with reasonable terms.

6.	CONSIDERATION

6.1.	License Issuance Fee. Licensee shall pay to CHOP a one-time license issuance fee of $500,000 within thirty (30) days following the Effective Date.

6.2.	License Maintenance Fees.

6.2.1.	Beginning in the calendar year 2016, for a period of five (5) calendar years, Licensee shall pay to CHOP an annual license maintenance fee of $[ *** ] by January 31 of each such calendar year.

6.2.2.	Beginning in the calendar year 2021, for the remainder of the term of this Agreement, Licensee shall pay to CHOP an annual license maintenance fee of $[ *** ] by January 31 of each such calendar year.

6.2.3.	Notwithstanding the foregoing, the license maintenance fees listed above in Sections 6.2.1 and 6.2.2 (a) shall be creditable against the Royalty Payments actually made by Licensee to CHOP in the particular calendar year for which such license maintenance fees are due and (b) shall terminate in the event that CHOP obtains an equity ownership interest in a Person to which this Agreement is assigned.

6.3.	Milestone Payments.

6.3.1.	Licensee shall pay to CHOP the milestone payments listed in Table 6.2 within thirty (30) days after achievement of the corresponding milestone event, for each Covered Licensed Product, by Licensee or anyone in the Licensee Group:

TABLE 6.2

Milestone Event	Payment Amount
First dosing of the first patient in a Proof of Concept Clinical Trial for such Covered Licensed Product	$[ *** ]
Acceptance for filing of an NDA or BLA by the applicable Regulatory Authority for such Covered Licensed Product	$[ *** ]
First Commercial Sale of such Covered Licensed Product	$[ *** ]

6.3.2.	For each Licensee Licensed Product commercialized under this Agreement, the Parties shall negotiate in good faith to determine the nature and amounts of, and timing for, development and sales based milestone payments to be paid by Licensee to CHOP. Licensee shall not, and shall ensure that the other Persons within the Licensee Group shall not, either itself or themselves or with or through Third Parties, commercialize or have commercialized any Licensee Licensed Product in the Licensed Field, unless and until (i) the Parties have agreed upon development and sales based milestone payments and (ii) the Agreement has been amended to include such development and sales based milestone payments.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

6.4.	Royalty Payments.

6.4.1.	On a Licensed Product-by-Licensed Product and country-by-country basis, Licensee shall pay to CHOP, on a Calendar Quarterly basis, a royalty payment on Net Sales of each such Licensed Product at the rates specified in Table 6.3.1 (the “Royalty Rates”), during the Royalty Term (the “Licensed Product Royalty Payment”).

Table 6.3.1

Aggregate Annual Net Sales of All Licensed Product	Royalty Rate
Less than $[ *** ]	[ *** ]% of Net Sales
$[ *** ] to $[ *** ]	[ *** ]% of Net Sales
Greater than $[ *** ]	[ *** ]% of Net Sales

6.4.2.	On a Licensed Process-by-Licensed Process and country-by-country basis, Licensee shall pay to CHOP, on a Calendar Quarterly basis, a royalty payment of [ *** ]% on Net Sales of each such Licensed Process during the Royalty Term (the “Licensed Process Royalty Payment,” and together with the Licensed Product Royalty Payment, the “Royalty Payments”).

6.5.	No Multiple Royalties. No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Rights.

6.6.	Sales Among the Licensee Group. For the avoidance of doubt, Net Sales are not realized on transactions among the Licensee Group except in the case of Net Sales covered by clauses (A)(iii) or (B)(iii) of Section 2.50. In the case of Net Sales covered by clauses (A)(iii) or (B)(iii) of Section 2.50 or in other than in an arm’s-length transaction, the value of the Net Sales attributed under this Section 6 to such a transaction shall be that which would have been received in an arm’s-length transaction, based on sales of like quantity and quality products on or about the time of such transaction.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

6.7.	Surrender of Licensed Patent Rights. Licensee may elect to surrender its rights in any country of the Licensed Territory under any Licensed Patent Rights upon sixty (60) days written notice to CHOP and owe no payment obligation under Section 7.2.1 for patent-related expenses incurred in that country after the effective date of such written notice; provided that the definition of Licensed Product or Licensed Process, as applicable, shall be determined as though such patent right were still a Licensed Patent Right for all other purposes under this Agreement, including, without limitation, for any payments owed to CHOP pursuant to Section 6.

6.8.	Complex Consideration. The Parties acknowledge and agree that the Parties have chosen to apply set royalty rates to the rights granted under this Agreement for Licensee’s convenience in calculating and paying royalties. In doing so, Licensee acknowledges and agrees that certain royalty rates chosen incorporate discounts reflecting that certain products and services may not be covered by the Valid Claims of the Licensed Patent Rights but may be based upon, enabled by, derived from or use the Licensed Patent Rights, Protocol Materials, or Protocol Know How, so that Licensee, unless explicitly provided otherwise in this Agreement, shall not be entitled to a reduction in the royalty rate, even if it does not at all times need or use a license to specific Licensed Patent Rights, until the end of the Royalty Term for such product or service. The Parties further acknowledge and agree that, following negotiation of set milestone payments in accordance with Section 6.3.2, the foregoing logic shall also apply with respect to such milestone payments and Licensee shall not be entitled to a reduction in any milestone payment, even if it does not at all times need or use a license to specific Licensed Patent Rights, until the end of the Royalty Term for any particular product or service.

7.	PATENT FILING, PROSECUTION, AND MAINTENANCE

7.1.	General. CHOP shall control the preparation, filing, prosecution and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and shall furnish copies of relevant patent-related documents to Licensee. Notwithstanding this Section 7.1, any opposition, validity challenge, interference, re-examination, reissue, derivation, supplemental examination, post-grant review, inter-parties review proceedings, negotiations or claims, in any forum shall be handled in accordance with Section 11.4.

7.2.	Patent Costs.

7.2.1.	Commencing with the Effective Date, Licensee shall reimburse CHOP for all documented attorneys fees, expenses, official fees and all other charges incurred on or after the Effective Date incident to the preparation, filing, prosecution and maintenance of the Licensed Patent Rights, within thirty (30) days after Licensee’s receipt of invoices for such fees, expenses and charges. Each Party shall promptly inform the other as to all matters that come to its attention that may affect the preparation, filing, prosecution or maintenance of the Licensed Patent Rights.

7.2.2.	Licensee shall reimburse CHOP a total of $[ *** ] for all attorneys fees, expenses, official fees and all other charges incurred prior to the Effective Date incident to the preparation, filing, prosecution and maintenance of the Licensed Patent Rights other than the patents and patent applications referred to in Appendix A as “[ *** ]” no later than forty-five (45) days following receipt of an invoice from CHOP. If Licensee fails to make such payment to CHOP of $[ *** ] within forty-five (45) days following receipt of such invoice, CHOP shall have the right to terminate this Agreement in its entirety upon written notice to Licensee pursuant to Section 13.2. In addition to the foregoing payment, Licensee shall reimburse CHOP a total of $[ *** ] for all attorneys fees, expenses, official fees and all other charges incurred prior to the Effective Date incident to the preparation, filing, prosecution and maintenance of the Licensed Patent Rights referred to in Appendix A as “[ *** ]” no later than forty-five (45) days following receipt of an invoice from CHOP, provided that CHOP shall not invoice Licensee for such $[ *** ] until after CHOP has obtained consent from the New Jersey Institute of Technology to include such patents and patent applications under this Agreement.

7.3.	Cooperation. Throughout the prosecution of the Licensed Patent Rights, CHOP shall select patent counsel with CHOP continuing as the client of the patent counsel. In addition, throughout the prosecution of the Licensed Patent Rights, Licensee shall have the opportunity to review and comment on all substantive communications and filings between the various United States and international patent offices and CHOP, and any reasonable suggestions by Licensee as to prosecution strategy shall be reasonably considered by CHOP. CHOP shall not abandon or fail to prosecute any patent applications or patents or specific claims therein in the Licensed Patent Rights without reasonable prior notice to Licensee. In the event that CHOP wishes to abandon prosecution of any patent or patent application or specific claims therein in the Licensed Patent Rights, CHOP shall allow Licensee to take over such prosecution if Licensee so indicates, which prosecution shall remain in the name of CHOP. CHOP shall have the final decision with respect to the preparation, filing, prosecution and maintenance of the Licensed Patent Rights.

7.4.	Patent Challenge. If at any time during the term of this Agreement the Licensee opposes or contests the grant or validity of any Licensed Patent Right, or any claims thereof, CHOP shall be entitled to terminate the license granted to Licensee under Section 3.1 of this Agreement with respect to such Licensed Patent Right, upon thirty (30) days’ prior written notice to Licensee.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

8.	RECORD KEEPING; AUDIT BY LICENSEE

8.1.	Records Retention; Inspection. Licensee shall (and shall cause the other members of the Licensee Group to) keep accurate and correct records of Licensed Products made, used, or sold and Licensed Processes practiced or provided under this Agreement appropriate to determine the amounts due to CHOP under this Agreement. Such records shall be retained for at least five (5) years following a given reporting period. They shall be available during normal business hours for inspection or audit at the expense of CHOP by an accountant or other designated auditor selected by CHOP for the sole purpose of verifying reports and payments hereunder. The accountant or auditor shall only disclose to CHOP information relating to the accuracy of reports and payments made under this Agreement. If an inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then Licensee shall reimburse CHOP for the out-of-pocket cost of the inspection at the time Licensee pays the unreported royalties, including any late charges as required by Section 9.7 of this Agreement. All payments required under this Section 8.1 shall be due within thirty (30) days of the date CHOP provides Licensee notice of the payment due.

9.	REPORTS ON PROGRESS, SALES AND PAYMENTS

9.1.	Notice of Date of First Commercial Sale. Licensee shall report to CHOP the date of the First Commercial Sale for each Licensed Product and each Licensed Process in each country in the Licensed Territory within thirty (30) days of such occurrence.

9.2.	Licensee Royalty Reports. Licensee shall submit to CHOP within forty five (45) days after each Calendar Quarter a written royalty report setting forth for the preceding Calendar Quarter the amount of the Licensed Products sold or Licensed Processes provided or practiced by or on behalf of the Licensee Group in each country within the Licensed Territory, the average prices for such Licensed Products and Licensed Processes, the gross sales for such Licensed Products and Licensed Processes, calculation of the Net Sales for such Licensed Products and Licensed Processes including an itemized listing of applicable deductions, a detailed accounting of all Non-Royalty Income received, and the Royalty Payments and Non-Royalty Income accordingly due for such Licensed Products and Licensed Processes (the “Royalty Report”). With each such Royalty Report, Licensee shall submit to CHOP the Royalty Payments and Non-Royalty Income due. If no amounts are due to CHOP for any reporting period, the Royalty Report shall so state. The Royalty Report shall be certified as correct by an authorized officer of Licensee.

9.3.	Sublicensee Royalty Reports. Licensee shall forward to CHOP a copy of Calendar Quarterly royalty reports received by Licensee from the other Persons within the Licensee Group during the preceding Calendar Quarter as shall be pertinent to an accounting to CHOP by Licensee for activities under a Sublicense or license, which Calendar Quarterly royalty reports shall contain the same information as the Royalty Report.

9.4.	Currency; Currency Conversion; Payment Method. Amounts due under Section 6 shall be paid in United States dollars. For conversion of foreign currency to United States dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the last day of the applicable Calendar Quarter. All checks and bank drafts shall be drawn on United States banks and shall be payable to The Children's Hospital of Philadelphia – Research Institute, 34th Street and Civic Center Boulevard, Philadelphia, PA 19104-4319, attention Mary Tomlinson or such other address specified by CHOP in writing from time to time. Any loss of exchange, taxes or other expenses incurred in the transfer or conversion to United States dollars shall be paid entirely by Licensee.

9.5.	Taxes. If Licensee is required by law to pay or withhold any income or other taxes on behalf of CHOP with respect to any monies payable to CHOP under this Agreement, then:

9.5.1.	Licensee shall deduct them from the amount of such monies due;

9.5.2.	any such tax required to be paid or withheld shall be an expense of and borne solely by CHOP; and

9.5.3.	Licensee promptly shall provide CHOP with a certificate or other documentary evidence to enable CHOP to support a claim for a refund or a foreign tax credit.

9.6.	Cooperation. Licensee and CHOP shall co-operate in all respects necessary to take advantage of any double taxation agreements or similar agreements as may, from time to time, be available in order to enable Licensee to make such payments to CHOP without any deduction or withholding.

9.7.	Interest on Late Payments. Late charges shall be assessed by CHOP as additional royalties on any overdue payments at a rate of one (1) percent per month compounded monthly. The payment of such late charges shall not prevent CHOP from exercising any other rights it may have as a consequence of the lateness of any payment.

10.	PERFORMANCE

10.1.	Diligence Obligations. Licensee, itself or through the Licensee Group, shall use Commercially Reasonable Efforts to develop and bring Licensed Products to market through a diligent program of development, marketing and commercialization. In furtherance and not in limitation of the foregoing, Licensee by itself or through its Affiliates, Sublicensees or licensees shall use its Commercially Reasonable Efforts to achieve each of the development milestones listed in Table 10.1 (the “Development Milestones”) below within the corresponding time periods listed in Table 10.1. Licensee shall prepare and submit to CHOP within six (6) months of the Effective Date of this Agreement a development plan (the “Licensed Product Development Plan”) for developing and bringing to market Licensed Products and Licensed Processes, which Licensed Product Development Plan shall include timelines for such activities and be consistent with the use of Commercially Reasonable Efforts by Licensee (itself or through the Licensee Group) and the Development Milestones. The Licensed Product Development Plan shall be incorporated into this Agreement into Appendix B. If Licensee fails to submit such Licensed Product Development Plan to CHOP within six (6) months of the Effective Date, CHOP shall have the right to terminate this Agreement in its entirety upon written notice to Licensee pursuant to Section 13.2. Licensee shall provide CHOP with semi-annual reports of activities occurring during each period ending on June 30 and December 31, and any updates to the Licensed Product Development Plan for the next semi-annual period. The efforts of a Sublicensee, licensee or an Affiliate shall be considered the efforts of Licensee. At CHOP’s request, the Parties shall discuss and use good faith efforts to resolve any reasonable concern raised by CHOP regarding Licensee’s efforts to develop and bring Licensed Products and Licensed Processes to market.

Table 10.1: Development Milestones for Licensed Products

Development Milestone	Years After Effective Date
(1) Initiate the First in Human Clinical Trial for the first Licensed Product	[ *** ] Years
(2) Initiate the First in Human Clinical Trial for a second Licensed Product	[ *** ] Years
(3) Initiate the First in Human Clinical Trial for a third Licensed Product	[ *** ] Years
(4) Initiate the First in Human Clinical Trial for a Covered Licensed Product*	[ *** ] Years

*Achievement of Development Milestone (4) also satisfies achievement of either Development Milestone (1) or Development Milestone (2) if such Development Milestones have not already been achieved.

10.2.	Failure to Meet Development Milestones.

10.2.1.	Failure to Meet Development Milestones. If Licensee believes that, despite using Commercially Reasonable Efforts, it shall not achieve a Development Milestone for a Licensed Product in Table 10.1, it may notify CHOP in writing in advance of the relevant deadline. Licensee shall include with such notice (a) a reasonable explanation of the reasons for such failure (lack of finances or development preference for another product shall not constitute reasonable basis for such failure) (“Milestone Explanation”) and (b) a reasonable, detailed, written plan for promptly achieving a reasonable extended and/or amended milestone (“Milestone Plan”).

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

10.2.1.1.	If Licensee does not so notify CHOP, or so notifies CHOP but fails to provide CHOP with both a Milestone Explanation and Milestone Plan, then Licensee shall have until the Milestone Deadline to meet such milestone. In the event that Licensee fails to timely provide a Milestone Explanation and Milestone Plan and Licensee also fails to achieve the relevant Development Milestone, in each case by the Milestone Deadline (whether or not Licensee used Commercially Reasonable Efforts), then CHOP, as its sole and exclusive remedy, shall have the right, effective upon written notice given to Licensee, to terminate the license grant in Section 3.1 under the Licensed Rights with respect to the making, using, selling, offering for sale and importing of Licensed Products and Licensed Processes in the Licensed Field within the Licensed Territory and Section 13.6.2 shall apply; provided that if by the relevant Milestone Deadline, Licensee has previously initiated a First in Human Clinical Trial for a Covered Licensed Product and Licensee has continued to use Commercially Reasonable Efforts to develop such Covered Licensed Product since that time, then (i) the Covered Licensed Product shall be considered a Licensee Licensed Product for purposes of Section 13.6.2 and Section 3.1(ii) shall continue to apply with respect to such Covered Licensed Product.

10.2.1.2.	If Licensee so notifies CHOP and provides CHOP with a Milestone Explanation and Milestone Plan, both of which are reasonably acceptable to CHOP, then Table 10.1 shall be amended automatically to incorporate the extended and/or amended milestone set forth in the Milestone Plan.

10.2.1.3.	If Licensee so notifies CHOP and provides CHOP with a Milestone Explanation and Milestone Plan, but the Milestone Explanation or Milestone Plan is not reasonably acceptable to CHOP, then CHOP shall notify Licensee that the Milestone Explanation or Milestone Plan, as applicable, is not acceptable and explain to Licensee why the Milestone Explanation or Milestone Plan, as applicable, is not acceptable and Licensee shall have until the Milestone Deadline to meet such milestone or to provide CHOP with a Milestone Explanation and Milestone Plan that are reasonably acceptable to CHOP. In the event that Licensee fails to provide CHOP with a Milestone Explanation and Milestone Plan that are reasonably acceptable to CHOP or achieve the relevant Development Milestone, in each case by the Milestone Deadline (whether or not Licensee used Commercially Reasonable Efforts), then CHOP, as its sole and exclusive remedy, shall have the right, effective upon written notice given to Licensee within sixty (60) days after the Milestone Deadline, to terminate the license grant in Section 3.1 under the Licensed Rights with respect to the making, using, selling, offering for sale and importing of Licensed Products and Licensed Processes in the Licensed Field within the Licensed Territory and Section 13.6.2 shall apply; provided that if by the relevant Milestone Deadline, Licensee has previously initiated a First in Human Clinical Trial for a Covered Licensed Product and Licensee has continued to use Commercially Reasonable Efforts to develop such Covered Licensed Product since that time, then (i) the Covered Licensed Product shall be considered a Licensee Licensed Product for purposes of Section 13.6.2 and Section 3.1(ii) shall continue to apply with respect to such Covered Licensed Product.

10.3.	Disease Subfield.

10.3.1.	Notice of Proposed Subfield. If, at any time following the [ *** ], a Third Party (“Proposing Party”) identifies a particular Rare and Orphan Disease (each, a “Disease Subfield”) and makes a proposal to CHOP for the development and commercialization of a Licensed Product within the Disease Subfield using the Rare and Orphan Protocol Materials, then CHOP may give written notice thereof to Licensee (such notice, “Disease Subfield Notice,” and the date of such notice, the “Disease Subfield Notice Date”).

10.3.2.	Current Licensee Development. If Licensee demonstrates, in accordance with the following sentence, that Licensee, directly or through one or members of the Licensee Group, is then-currently researching, developing and/or commercializing a Licensed Product in the Disease Subfield, then CHOP shall have no right to grant a Disease Subfield License. Demonstration that the Licensee (directly or through one or more members of the Licensee Group) is currently researching, developing and/or commercializing a Licensed Product intended to treat the applicable Rare and Orphan Disease shall require Licensee to (i) within [ *** ] after the Disease Subfield Notice Date, (a) provide CHOP with the research, development and/or commercialization plan (including the Subfield Development Milestones) for such Licensed Product (“Current Plan”) and (b) provide CHOP with evidence that the Licensee, or a member of the Licensee Group, has commenced research, development and/or commercialization of such Licensed Product under such Current Plan, (ii) continue to use Commercially Reasonable Efforts, itself or through one or more members of the Licensee Group, to implement such Current Plan and (iii) provide a written report to CHOP describing progress under the Current Plan at least annually until First Commercial Sale of such Licensed Product.

10.3.3.	Disease Subfield Option. If Licensee does not timely provide a Current Plan with respect to a particular Disease Subfield, then Licensee shall have the option to pursue the Disease Subfield with respect to the Disease Subfield as follows:

10.3.3.1.	Within [ *** ] after the Disease Subfield Notice Date, indicate in writing to CHOP that the Licensee, either directly or through one or more members of the Licensee Group, is interested in pursuing research, development and commercialization of a Licensed Product within the Disease Subfield; and

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

10.3.3.2.	(i) prepare, or have prepared, a commercially reasonable research, development and commercialization plan (including the Subfield Development Milestones) (a “Disease Subfield Development Plan”) for a Licensed Product within the Disease Subfield within [ *** ] of the Disease Subfield Notice Date and (ii) commence research and/or development activities for such Licensed Product pursuant to such Disease Subfield Development Plan within [ *** ] after Licensee submits the Disease Subfield Development Plan to CHOP. Thereafter the Licensee or one or more members of the Licensee Group must (a) continue to use Commercially Reasonable Efforts to implement such Disease Subfield Development Plan for such Licensed Product and (b) provide a written report to CHOP describing progress under such Disease Subfield Development Plan at least annually until First Commercial Sale of such Licensed Product.

10.3.4.	Disease Subfield License. If Licensee fails to provide a Current Plan or Disease Subfield Development Plan within the time periods set forth herein, or if at any time thereafter Licensee otherwise fails to use Commercially Reasonable Efforts to implement any Current Plan or Disease Subfield Development Plan then in effect, then CHOP shall be entitled (i) to terminate the licenses granted to Licensee hereunder in the Disease Subfield and grant, at CHOP’s sole option, an exclusive or non-exclusive license under the Licensed Rights to the Proposing Party to develop and commercialize the Licensed Product within the Disease Subfield (“Disease Subfield License”) or (ii) to initiate required sublicenses pursuant to Section 13.5. In the event CHOP elects to grant a Disease Subfield License pursuant to clause (i) above, upon execution of a definitive agreement with respect to such Disease Subfield License, the Licensed Field under this Agreement shall automatically and without any action of the Parties be narrowed to exclude the Disease Subfield covered by the Disease Subfield License.

10.4.	Current Plan and Disease Subfield Development Plan Diligence Goals. Licensee by itself or through one or more members of the Licensee Group shall use its Commercially Reasonable Efforts to achieve each of the development milestones listed in Table 10.4 (each, a “Subfield Development Milestone”) within the corresponding time periods listed in Table 10.4 for Licensed Products covered by each Current Plan or Disease Subfield Development Plan.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Table 10.4: Subfield Development Milestones

Subfield Development Milestone	Years After Licensee Submits the Applicable Current Plan or Disease Subfield Development Plan
Initiate the First in Human Clinical Trial for the first Licensed Product covered by the applicable Current Plan or Disease Subfield Development Plan	[ *** ] Years
Initiate the First in Human Clinical Trial for the second Licensed Product covered by the applicable Current Plan or Disease Subfield Development Plan	[ *** ] Years
Initiate the First in Human Clinical Trial for the third Licensed Product covered by the applicable Current Plan or Disease Subfield Development Plan	[ *** ] Years

10.5.	Failure to Meet Subfield Development Milestones. If Licensee believes that, despite using Commercially Reasonable Efforts, it shall not achieve a Subfield Development Milestone, it may notify CHOP in writing in advance of the relevant deadline. Licensee shall include with such notice (i) a Milestone Explanation and (ii) a Milestone Plan.

10.5.1.	If Licensee so notifies CHOP, but fails to provide CHOP with both a Milestone Explanation and Milestone Plan, then Licensee shall have until the Milestone Deadline to meet such milestone. In the event that Licensee fails to timely provide a Milestone Explanation and Milestone Plan and Licensee also fails to achieve the relevant Subfield Development Milestone, in each case by the Milestone Deadline (whether or not Licensee used Commercially Reasonable Efforts), then CHOP, as its sole and exclusive remedy, shall have the right, effective upon written notice given to Licensee within sixty (60) days after the Milestone Deadline, to terminate the license grant in Section 3.1 under the Licensed Rights with respect to the making, using, selling, offering for sale and importing in the Licensed Field within the Licensed Territory of the particular Licensed Product covered by the applicable Current Plan or Disease Subfield Development Plan and Sections 13.6.2.3, 13.6.2.4 and 13.6.2.5 shall apply.

10.5.2.	If Licensee so notifies CHOP and provides CHOP with a Milestone Explanation and Milestone Plan, both of which are reasonably acceptable to CHOP, then Table 10.4 shall be amended automatically to incorporate the extended and/or amended milestone set forth in the Milestone Plan.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

10.5.3.	If Licensee so notifies CHOP and provides CHOP with a Milestone Explanation and Milestone Plan, but the Milestone Explanation or Milestone Plan is not reasonably acceptable to CHOP, then CHOP shall notify Licensee that the Milestone Explanation or Milestone Plan, as applicable, is not acceptable and explain to Licensee why the Milestone Explanation or Milestone Plan, as applicable, is not acceptable and Licensee shall have until the Milestone Deadline to meet such milestone or to provide CHOP with a Milestone Explanation and Milestone Plan that are reasonably acceptable to CHOP. In the event that Licensee fails to provide CHOP with a Milestone Explanation and Milestone Plan that are reasonably acceptable to CHOP or achieve the relevant Development Milestone, in each case by the Milestone Deadline (whether or not Licensee used Commercially Reasonable Efforts), then CHOP, as its sole and exclusive remedy, shall have the right, effective upon written notice given to Licensee within sixty (60) days after the Milestone Deadline, to terminate the license grant in Section 3.1 under the Licensed Rights with respect to the making, using, selling, offering for sale and importing in the Licensed Field within the Licensed Territory of the particular Licensed Product covered by the applicable Current Plan or Disease Subfield Development Plan and Sections 13.6.2.3, 13.6.2.4 and 13.6.2.5 shall apply.

10.6.	Access to the Public. Following the First Commercial Sale for a Licensed Product in a given country, Licensee, itself or through the Licensee Group, shall use its Commercially Reasonable Efforts to make such Licensed Product reasonably accessible to the public in such country.

10.7.	Accuracy of Licensee Reports and Documents. Licensee shall not (and shall not cause any other Person to) make any willful false statement or any willful omission of any material fact in any report or document required to be provided to CHOP under this Agreement.

11.	INFRINGEMENT, PATENT ENFORCEMENT AND MISAPPROPRIATION

11.1.	Notification. CHOP and Licensee shall notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either Party becomes aware.

11.2.	Licensee’s Enforcement of Licensed Patent Rights. Pursuant to this Agreement and the provisions of Chapter 29 of Title 35, United States Code, Licensee shall have the first right, but not the obligation, to: (i) bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the Licensed Patent Rights in the Licensed Field; (ii) in any such suit, enjoin infringement and collect damages, profits, and awards of whatever nature recoverable for such infringement, subject to Section 11.5; and (iii) settle any claim or suit for infringement of the Licensed Patent Rights; provided, however, that CHOP shall have the sole right, but not the obligation, to take such actions with respect to any infringement, misappropriation or violation of the Licensed Patent Rights outside of the Licensed Field. If Licensee desires to initiate a suit for infringement of the Licensed Patent Rights in the Licensed Field, Licensee shall notify CHOP in writing and if sustaining jurisdiction for such infringement requires CHOP to join such suit, CHOP shall join such suit upon request of Licensee. Should CHOP be made a Party to any such suit, Licensee shall reimburse CHOP for all reasonable costs, expenses, and fees (including reasonable attorneys’ fees), which CHOP incurs as a result of becoming a party to such suit or other action, including any and all costs, expenses and fees (including attorneys’ fees) incurred by CHOP in conjunction with the prosecution, adjudication, defense, management and/or settlement of, or joinder to, such suit and any related appeals, remands or other related proceedings (collectively, “Litigation Expenses”). Licensee shall reimburse any and all Litigation Expenses incurred by CHOP within thirty (30) days after receiving an invoice. In all cases, Licensee shall keep CHOP reasonably apprised of the status and progress of any litigation. Before Licensee commences an infringement action, Licensee shall notify CHOP and give careful consideration to the views of CHOP and to any potential effects of the litigation on the public health in deciding whether to bring suit. Before Licensee commences an infringement action, Licensee shall notify CHOP and give careful consideration to the views of CHOP and to any potential effects of the litigation on the public health in deciding whether to bring suit.

11.3.	CHOP’s Enforcement of Licensed Patent Rights If Licensee does not notify CHOP of its intent to pursue legal action for infringement of the Licensed Patent Rights in the Licensed Field within ninety (90) days after the date of notice provided under Section 11.1, CHOP shall have the right, but not the obligation, to: (i) bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the Licensed Patent Rights in the Licensed Field; and (ii) in any such suit, enjoin infringement and collect damages, profits, and awards of whatever nature recoverable for such infringement, subject to Section 11.5. CHOP shall not settle any action for infringement of the Licensed Patent Rights in the Licensed Field except with Licensee’s prior written consent, such consent not to be unreasonably withheld; provided that if any such settlement involves a license under the Licensed Patents Rights in the Licensed Field, such license must be a Sublicense granted by Licensee.

11.4.	Defense of Claims Brought by Third Parties. In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Licensed Patent Rights in the Licensed Field is brought against Licensee or raised by way of counterclaim or affirmative defense in an infringement suit brought under Sections 11.2, pursuant to this Agreement and the provisions of Chapter 29 of Title 35, United States Code or other statutes, Licensee shall have the first right, but not the obligation, to (a) defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the Licensed Patent Rights; (b) in any such suit, ultimately to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement; and (c) settle any claim or suit for declaratory judgment involving the Licensed Patent Rights; provided, however, that (i) CHOP shall have the second right, but not the obligation, to take such actions and shall have a continuing right to intervene in such suit and (ii) CHOP shall have the sole right, but not the obligation, to take such actions with respect to any of the Licensed Patent Rights in the event that a declaratory judgment action alleging the invalidity or non-infringement of any of the Licensed Patent Rights outside of the Licensed Field is brought or raised by way of counterclaim or affirmative defense in an infringement suit. Licensee shall take no action to compel CHOP either to initiate or to join in any such declaratory judgment action. CHOP shall join any such suit if necessary to avoid dismissal of the suit. Should CHOP be made a party to any such suit, Licensee shall reimburse CHOP for any Litigation Expenses which CHOP incurs as a result of becoming a party to such suit, which reimbursement shall be made within thirty (30) days after receiving an invoice therefor. If Licensee elects not to defend against such declaratory judgment action, CHOP at its option, may do so at its own expense. In all cases, Licensee agrees to keep CHOP reasonably apprised of the status and progress of any litigation.

11.5.	Expenses and Recovery. In any action under Section 11.2, the expenses including costs, fees, attorney fees and disbursements, shall be paid by Licensee. Any recovery made by Licensee, through court judgment or settlement, shall be first retained by Licensee to the extent of the costs and expenses incurred by Licensee in connection with such actions (including Litigation Expenses previously paid to CHOP by Licensee) with the balance then treated as Non-Royalty Income. In any action under Section 11.3, the expenses including costs, fees, attorneys’ fees and disbursements, shall be paid by CHOP. Any recovery made by CHOP, through court judgment or settlement, shall be first retained by CHOP to the extent of the costs and expenses incurred by CHOP in connection with such action, with the balance to be split evenly among CHOP and Licensee.

11.6.	Enforcement of CHOP Proprietary Information. CHOP and Licensee shall notify each other promptly of any misappropriation or improper disclosure of Protocol Materials or Protocol Know How (the “CHOP Proprietary Information”). CHOP shall have the sole right, but not the obligation, to pursue or institute any suits, actions or proceedings for misappropriation of CHOP Proprietary Information.

11.7.	Cooperation. CHOP shall cooperate, at Licensee’s sole cost and expense, with Licensee’s reasonable requests in connection with any action under Section 11.2. CHOP agrees to provide prompt access to all necessary documents and to render reasonable assistance in response to a request by Licensee.

12.	LIMITED WARRANTIES, INDEMNIFICATION, INSURANCE AND LIMITATION OF LIABILITY

12.1.	Representations and Warranties by CHOP.

12.1.1.	CHOP represents and warrants that, as of the Effective Date, to the knowledge of the CHOP Office of Technology Transfer and the principal investigator of the Protocol, except as disclosed on Schedule 12.1.1, (i) CHOP owns or Controls the Licensed Rights, (ii) CHOP has the right to grant the licenses set forth in this Agreement, (iii) CHOP’s entry into and performance of this Agreement shall not violate or conflict with any agreement between CHOP and any Third Party and (iv) except for potential rights of the Government, including under 35 U.S.C. Sections 200 et seq., as amended, the Licensed Patent Rights and Rare and Orphan Protocol Materials are not subject to the rights of any Third Party that funded research at CAG that resulted in the creation of such Licensed Rights, which Third Party rights are inconsistent with the rights granted to Licensee hereunder.

12.1.2.	CHOP does not warrant the validity of the Licensed Rights and makes no representations whatsoever with regard to the scope of the Licensed Rights, or that the Licensed Rights may be exploited without infringing other patents or other intellectual property rights of Third Parties.

12.1.3.	EXCEPT AS PROVIDED IN SECTION 12.1.1 (I) NO REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, ARE OFFERED BY CHOP AS TO THE FITNESS FOR ANY PURPOSE OF THE MATERIALS OR INFORMATION PROVIDED TO LICENSEE UNDER THIS AGREEMENT, OR THAT THE LICENSED RIGHTS MAY BE EXPLOITED WITHOUT INFRINGING OTHER THIRD PARTY RIGHTS, AND (II) LICENSEE ACCEPTS THE LICENSED RIGHTS, INFORMATION AND THE MATERIALS "AS IS," AND CHOP DOES NOT OFFER ANY GUARANTEE OF ANY KIND.

12.1.4.	CHOP does not represent that it shall commence legal actions against Third Parties infringing the Licensed Patent Rights or misappropriating the CHOP Proprietary Information.

12.2.	Indemnification by Licensee. Licensee shall indemnify, defend and hold CHOP and its current and former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, fellows, consultants and agents and their respective successors, heirs and assigns (collectively, the “Indemnitees”) harmless from and against all claims, liability, demands, damages, costs, expenses, deficiencies, obligations and losses of any kind or nature, including but not limited to death, personal injury, illness, or property damage (and including reasonable attorneys’ fees and other costs and expenses of litigation) based upon, in connection with, arising out of or otherwise relating to this Agreement or any Sublicense, including, without limitation, (i) the use or other exploitation by or on behalf of any Persons within the Licensee Group of any Licensed Rights or CHOP-Supplied Materials, or (ii) the design, manufacture, distribution, sale or use of any Licensed Products or Licensed Processes by or on behalf of any Persons within the Licensee Group, or other products or processes developed in connection with or arising out of the Licensed Rights (collectively, “Claims”). Licensee’s obligations under this Section 12.2 are contingent upon CHOP: (a) giving Licensee prompt written notice of the receipt or incurrence of any Claim; provided that no delay on the part of CHOP to notify Licensee shall relieve Licensee from any obligation hereunder unless (and then only to the extent) Licensee is prejudiced thereby; (b) giving Licensee sole control of the investigation, defense and, subject to the next sentence, settlement of the Claims with counsel selected by Licensee and reasonably acceptable to CHOP; and (c) the Indemnitees reasonably cooperating with Licensee’s investigation, defense and settlement of the Claims. Licensee shall not settle any Claim without the prior written consent of CHOP, which consent shall not be unreasonably withheld, and Licensee shall have no obligation under this Agreement for any settlement of Claims entered into by CHOP without Licensee’s prior written consent, which consent shall not be unreasonably withheld.

12.3.	Insurance. Beginning at the time any Licensed Product or Licensed Process is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee, or by a member of the Licensee Group, Licensee or such member of the Licensee Group shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $5,000,000 per occurrence and $10,000,000 annual aggregate and naming the Indemnitees as additional insureds. During clinical trials of any such Licensed Product, the member of the Licensee Group sponsoring such clinical trial shall, at its sole cost and expense, procure and maintain clinical trial insurance in a commercially reasonable amount, naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide: (i) product liability or errors and omissions coverage and (ii) broad form contractual liability coverage for Licensee’s indemnification obligations under this Agreement.

12.3.1.	Licensee shall provide CHOP with written evidence of such insurance upon request of CHOP. Licensee shall provide CHOP with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance. If Licensee does not obtain replacement insurance providing comparable coverage within such thirty (30) day period, CHOP shall have the right to terminate this Agreement in its entirety effective at the end of such thirty (30) day period without notice or any additional waiting periods.

12.3.2.	Licensee shall maintain such liability insurance beyond the expiration or termination of this Agreement during: (i) the period that any Licensed Product or Licensed Process is being commercially distributed or sold by or on behalf of any member of the Licensee Group; and (ii) a reasonable period after the period referred to in subpart (i) above, which in no event shall be less than ten (10) years.

12.4.	LIMITATION OF LIABILITY.

12.4.1.	EXCEPT IN THE CASE OF INDEMNIFICATION UNDER SECTION 12.2 OR A BREACH OF SECTION 14.1 BY EITHER PARTY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY DAMAGES RESULTING FROM LOSS OF DATA, LOSS OF PROFITS OR LOSS OF BUSINESS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY PRODUCTS, SERVICES OR MATERIAL FURNISHED HEREUNDER, EVEN IF A PARTY HAS BEEN ADVISED OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

12.4.2.	EXCEPT AS EXPRESSLY STATED TO THE CONTRARY, THE LIMITATIONS STATED ABOVE SHALL APPLY WHETHER THE ASSERTED CLAIM, LIABILITY OR DAMAGES ARE BASED ON CONTRACT (INCLUDING BUT NOT LIMITED TO BREACH OF WARRANTY), TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, AND REGARDLESS OF WHETHER THE ASSERTED CLAIM, LIABILITY OR DAMAGES ARISE FROM PERSONAL INJURY, PROPERTY DAMAGE, ECONOMIC LOSS OR ANY OTHER KIND OF INJURY LOSS OR DAMAGE. EACH OF SUCH LIMITATION IS INTENDED TO BE ENFORCEABLE REGARDLESS OF WHETHER ANY OTHER EXCLUSIVE OR NON-EXCLUSIVE REMEDY UNDER THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

13.	TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.1.	Term. This Agreement is effective beginning with the Effective Date and shall extend to the expiration of the last to expire Royalty Term unless sooner terminated as provided in this Section 13.

13.2.	Termination by CHOP for Material Default. In the event that Licensee is in default in the performance of any material obligations under this Agreement, and if the default has not been remedied within sixty (60) days after the date of notice in writing of such default (in the case of defaults that can reasonably be cured within sixty (60) days), or if Licensee has not commenced efforts to cure such default or fails to use Commercially Reasonable Efforts to prosecute the cure to reasonable completion (in the case of defaults that can reasonable be cured within sixty (60) days), CHOP may terminate this Agreement by written notice in its entirety, or with respect to any particular Licensed Product or Licensed Process.

13.3.	Termination by CHOP for Insolvency. In the event that Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a Third Party's intention to file an involuntary petition in bankruptcy, Licensee shall immediately notify CHOP in writing. In such event, CHOP shall have the right to terminate this Agreement in its entirety upon notice to Licensee.

13.4.	Termination by Licensee at Will. Licensee shall have a unilateral right to terminate this Agreement in its entirety by giving CHOP six (6) months’ prior written notice to that effect.

13.5.	Required Sublicenses. When the public health and safety so require, in the reasonable opinion of CHOP, acting in good faith, and after written notice to Licensee providing Licensee a sixty (60) day opportunity to respond, CHOP shall have the right to require Licensee to grant Sublicenses to responsible applicants, on reasonable terms, in the Licensed Field under the Licensed Rights, unless Licensee can reasonably demonstrate that the granting of the Sublicense would not materially improve or address the public health and safety issue. CHOP shall not require the granting of a sublicense unless the responsible applicant has first negotiated in good faith with Licensee.

13.6.	Effect of Expiration or Termination of this Agreement.

13.6.1.	General. Without limiting any other legal or equitable remedies that either Party may have, upon any expiration or termination of this Agreement for any reason, the following shall apply:

13.6.1.1.	Within sixty (60) days after the effective date of any such expiration or termination of this Agreement, (i) a Royalty Report shall be submitted to CHOP by Licensee and (ii) any payments due to CHOP under this Agreement, including Royalty Payments, milestone payments and payments owed to CHOP under Sections 7.2, 11.2, 11.4 and 11.5, shall become immediately due and payable.

13.6.1.2.	In the case of an expiration of this Agreement, the Licensed Patent Rights granted to Licensee under this Agreement shall automatically become perpetual, irrevocable, fully paid-up and royalty-free.

13.6.1.3.	In the case of a termination of this Agreement, within sixty (60) days after the effective date of such termination, Sublicensees must notify CHOP in writing if they wish to enter into a direct license with CHOP pursuant to Section 4.2.1.3.

13.6.1.4.	Within sixty (60) days after the effective date of any such expiration or termination, each Party shall destroy or return to the other Party, at the other Party’s option, all tangible items bearing, containing or contained in any of the Confidential Information of the other Party, with any such destruction certified to in writing by the destroying Party.

13.6.1.5.	Licensee shall, at CHOP’s option, return to CHOP or destroy all Protocol Materials or Protocol Know How (existing in any form, including, without limitation, Licensee’s records and databases) in accordance with CHOP’s instructions, with any such destruction certified to by the destroying Party.

13.6.2.	Effect of Termination of Entire Agreement. Without limiting any other legal or equitable remedies that either Party may have, if this Agreement is terminated by CHOP in its entirety pursuant to Sections 7.2.2, 12.3.1, 13.2 or 13.3, or if this Agreement is terminated by Licensee in its entirety pursuant to Section 13.4, then the provisions of this Section 13.6.2 shall apply:

13.6.2.1.	All license grants in this Agreement shall terminate on the effective date of termination.

13.6.2.2.	The following shall apply with regard to CHOP Licensed Products:

(a)	Licensee shall assign to CHOP, at Licensee’s sole cost and expense, all rights, title and interest of Licensee in and to (i) all regulatory approvals and applications therefor and all pricing and reimbursement approvals pertaining to CHOP Licensed Products (ii) all trademarks (including, without limitation, the goodwill associated with such trademarks) used to brand the CHOP Licensed Products and (iii) any copyrights to the extent necessary or useful for marketing or commercialization of the CHOP Licensed Products.

(b)	Licensee shall transfer to CHOP, at Licensee’s sole cost and expense, copies of all non-clinical and clinical data and material regulatory correspondence of Licensee relating to the CHOP Licensed Products.

(c)	Licensee agrees to grant, and hereby does grant, to CHOP a perpetual, irrevocable, worldwide, exclusive (even as to Licensee), fully paid up, royalty-free and fully transferable and sublicensable (through multiple tiers) license under all intellectual property rights Controlled by Licensee to the extent necessary or useful to make, use, sell, offer for sale or import the CHOP Licensed Products.

(d)	Licensee shall furnish CHOP with reasonable cooperation to assure a smooth transition of any clinical or other studies in progress related to the CHOP Licensed Products that CHOP determines to continue.

(e)	Licensee shall have the right to dispose of all previously made or partially made CHOP Licensed Products within a period of one hundred and eighty (180) days following the effective date of any such termination; provided, however, that the sale of such CHOP Licensed Products shall be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon. Following the disposition of all such CHOP Licensed Products in accordance with this Section 13.6.2.2(e), Licensee shall not, and shall cause the Licensee Group to not, commercialize any CHOP Licensed Products until the expiration of the Royalty Terms with respect thereto.

13.6.2.3.	Subject to Sections 13.6.2.4 and 13.6.2.5, the Licensee Group may continue to develop and commercialize Licensee Licensed Products in the Licensed Field subject to Licensee paying the amounts due under Sections 6.2 and 6.4 and continued compliance with Sections 8 and 9.

13.6.2.4.	Within six (6) months following the effective date of termination, Licensee shall provide to CHOP a reasonably detailed written report setting forth Licensee Group’s future research, development and commercialization plans, as applicable, with regard to each of the Licensee Licensed Products. Thereafter, Licensee shall provide reasonably detailed written updates with respect to the foregoing at least once per calendar year no later than January 31 of each such calendar year.

13.6.2.5.	For a period of five (5) years following the effective date of termination, in the event the Licensee Group ceases researching, developing or commercializing, as applicable, any Licensee Licensed Product, then Licensee shall give CHOP prompt written notice thereof and following such written notice, CHOP may, upon written notice to Licensee, elect to deem such Licensee Licensed Product a “CHOP Licensed Product” for purposes of Section 13.6.2.2. Upon such election, the Parties shall have the rights and obligations under Section 13.6.2.2 with respect to such Licensee Licensed Product.

13.6.3.	Effect of Termination of Particular Licensed Product or Licensed Process. Without limiting any other legal or equitable remedies that either Party may have, if this Agreement is terminated by CHOP with respect to any particular Licensed Product or Licensed Process pursuant to Sections 13.2, then the provisions of this Section 13.6.3 shall apply:

13.6.3.1.	This Agreement shall continue to survive in all respects with respect to all Licensed Products and Licensed Processes other than the terminated Licensed Product or Licensed Process.

13.6.3.2.	The effects of termination set forth in Section 13.6.2 shall apply solely with respect to the terminated Licensed Product or Licensed Process.

14.	CONFIDENTIALITY; PUBLICATIONS

14.1.	Protection of Confidential Information. Unless otherwise provided in this Agreement, each Party (a “Receiving Party”) shall hold in confidence, in accordance with this Section 14, the Confidential Information of the other Party. For the purpose of this Agreement, "hold in confidence" means that the Receiving Party shall protect the Confidential Information in the same manner in which it protects its own confidential information, but in any event with no less than reasonable care, and shall not disclose such Confidential Information (or permit the disclosure of such Confidential Information) except to only those of its directors, officers, employees, agents and/or representatives (“Representatives”) with a need to know for the purpose of performing the Receiving Party’s obligations or exercising the Receiving Party’s rights hereunder; provided that prior to any such disclosure, the Receiving Party shall ensure that each such Representative to whom disclosure shall be made is informed of the confidential nature of the Confidential Information and obligated with respect thereto by confidentiality requirements no less restrictive than those contained herein.

14.2.	Exceptions. The non-disclosure provision of Section 14.1 shall not apply to:

14.2.1.	Confidential Information in the public domain otherwise than by breach of this Agreement;

14.2.2.	Confidential Information in the lawful possession of a Party prior to disclosure by any other Party as evidenced by written records;

14.2.3.	Confidential Information that was created independent of disclosure as evidenced by written records; or

14.2.4.	Confidential Information obtained from a Third Party who is free to divulge the same.

14.3.	Certain Permitted Disclosures. A Party shall be entitled to make a disclosure or public statement concerning the subject matter or any term of this Agreement, or to disclose Confidential Information that the Receiving Party is required to make or disclose only pursuant to:

14.3.1.	a valid order of a court or governmental authority; or

14.3.2.	any other requirement of law or any securities or stock exchange;

provided that, if the Receiving Party becomes legally required to make such announcement, public statement or disclosure hereunder, the Receiving Party shall give the other Party prompt notice of such fact to enable the other Party to seek a protective order or other appropriate remedy concerning any such announcement, public statement or disclosure, including confidential treatment and/or appropriate redactions, and provided further that, if a Party or any Affiliate, Sublicensee or licensee is legally required to publicly file this pursuant to the rules of any securities or stock exchange, the Receiving Party shall (or cause such Affiliate, Sublicensee or licensee to): (i) use reasonable efforts to obtain confidential treatment for portions of this Agreement to the greatest extent permissible, (ii) consult with the other Party prior to filing to reach agreement on the portions of this Agreement for which confidential treatment shall be sought, and (iii) permit the other Party to participate, to the greatest extent practicable, in seeking such confidential treatment.

14.4.	Due Diligence. A Party may, without the other Party’s consent, disclose this Agreement on a confidential basis to any current or prospective investor in, acquirer of, lender to, or licensee of such Party or any of its Affiliates and to their respective directors, officers, employees, agents and representatives.

14.5.	Survival. The obligations of Receiving Party to maintain confidentiality of Confidential Information under this Agreement shall survive its expiration or termination and shall endure for five (5) years from the date of termination of this Agreement. The Parties may disclose the existence of this Agreement and that Licensee is licensed under CHOP patents or technology.

14.6.	Publication; Press Release. Neither Party shall issue (or permit the issuance of) any press release or publication using the corporate name or trademarks of the other Party without the prior written consent of the other Party, provided that ether Party may disclose the terms of this Agreement to the extent permitted under Section 14.3.

15.	GENERAL PROVISIONS

15.1.	Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of a Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by such Party or excuse a similar subsequent failure to perform any such term or condition by the first Party.

15.2.	Entire Agreement. This Agreement constitutes the entire Agreement between the Parties relating to the subject matter of the Licensed Rights, and all prior negotiations, representations, agreements, and understandings with respect to such subject matter are merged into, extinguished by, and completely expressed by this Agreement.

15.3.	Non-Enforceability. The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law such determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

15.4.	Modification. If either Party desires a modification to this Agreement, the Parties shall, upon reasonable notice of the proposed modification by the Party desiring the change, confer in good faith to determine the desirability of such modification. No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

15.5.	Governing Law. The construction, validity, performance, and effect of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its conflict-of-laws principles.

15.6.	Notices. All notices required or permitted by this Agreement shall be given by prepaid internationally recognized overnight courier addressed to the other Party at the address set forth below, or to such other address as may be designated in writing by such other Party, and shall be effective as of dispatch of such notice.

If to CHOP:

Abramson Research Center
The Children's Hospital of Philadelphia
Colket Translational Research Building, Suite 2200 – Room 2203
3501 Civic Center Boulevard
Philadelphia, PA 19104-4399
Attention: Director, Technology Transfer

If to Licensee:

Medgenics Medical Israel, Ltd.
Misgav Business Park
Rechov Kahol 2
Misgav 20179
Israel
Attention: Chief Legal Officer

With copy to:

Medgenics, Inc.
435 Devon Park Drive, Bldg 700
Wayne, PA 19087
Attention: Chief Legal Officer

15.7.	Assignment. This Agreement shall not be assigned or otherwise transferred by Licensee except with the prior written consent of CHOP; provided that no such consent shall be required for an assignment of this Agreement to an Affiliate of Licensee if Licensee provides prior written notice and a copy of such assignment to CHOP, and provided, further that such Affiliate remains an Affiliate of Licensee for the duration of the term of this Agreement. Any purported assignment in contravention of this Section 15.7 shall, at the option of CHOP, be null and void and of no effect. Assignment shall not relieve Licensee of its obligations under this Agreement, including, without limitation, the Guarantee contained on the Signature Page hereto.

15.8.	CHOP-Supplied Materials. Licensee agrees to use the Protocol Materials and any other CHOP-supplied materials (together, the “CHOP-Supplied Materials”) in a manner that complies with, and enables CHOP to comply with, all applicable statutes, government regulations and mutually-agreed guidelines and grant and contract obligations binding upon either Party, including, if applicable, United States Department of Health and Human Services (including Public Health Service and National Institutes of Health) regulations and guidelines. Licensee agrees not to use the CHOP-Supplied Materials for research involving human subjects or clinical trials in the United States without complying with 21 C.F.R. Part 50, 45 C.F.R. Part 46, and any other applicable legal obligations binding upon either Party. Licensee shall only use the CHOP-Supplied Materials consistent with CHOP’s rights to provide such materials to Third Parties for research and development purposes. Licensee agrees not to use the CHOP-Supplied Materials for research involving human subjects or clinical trials outside of the United States without notifying CHOP, in writing, of such research or trials and also complying with the applicable regulations of the cognizant national authorities binding upon either Party. Written notification to CHOP of research involving human subjects or clinical trials outside of the United States relating to, or using, CHOP-Supplied Materials shall be given no later than sixty (60) days prior to commencement of such research or trials.

15.9.	Exports. Licensee acknowledges that it is subject to and shall abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of such items may require a license from the cognizant agency of the Government or written assurances by Licensee that it shall not export such items to certain foreign countries without prior approval of such agency. CHOP neither represents that a license is not required or that, if required, it shall be issued.

15.10.	Product Marking. Licensee shall mark the Licensed Products or their packaging sold in the United States with all applicable United States patent numbers and similarly to indicate "Patent Pending" status. All Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in such a manner as to preserve CHOP patent rights in such countries.

15.11.	No Endorsement by CHOP. By entering into this Agreement, CHOP does not directly or indirectly endorse any product or service provided, or to be provided, by Licensee whether directly or indirectly related to this Agreement. Licensee shall not state or imply that this Agreement is an endorsement by CHOP or their employees in any advertising, promotional, or sales literature without the prior written consent of CHOP.

15.12.	Dispute Resolution. The Parties shall attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Section 13. Licensee agrees first to appeal any such unsettled claims or controversies to the designated CHOP official, or designee, whose decision shall be considered the final agency decision. Thereafter, Licensee may exercise any administrative or judicial remedies that may be available.

15.13.	No Immunity; No Defense. Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 C.F.R. Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

15.14.	Interpretation. Except where the context expressly requires otherwise, (i) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa); (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” and shall not be interpreted to limit the provision to which it relates; (iii) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (iv) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; (v) any reference herein to any person shall be construed to include the person’s successors and assigns; (vi) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement, and not to any particular provision hereof; (vii) all references herein to Sections, Appendices or Schedules shall be construed to refer to Sections, Appendices or Schedules of this Agreement; (viii) the word “notice” means notice in writing (whether or not specifically stated); (ix) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging); (x) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; and (xi) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”

15.15.	Counterparts. This Agreement may be executed in any number of counterparts, including by fax or PDF, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Agreement delivered by facsimile transmission shall be as effective as an original executed signature page. Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

15.16.	Non-Exclusive Remedies. The remedies set forth in this Agreement shall be in addition to, and shall not be to the exclusion of, any other remedies available to the Parties at law, in equity or under this Agreement.

15.17.	Headings. The headings herein are for convenience purposes only and shall not be used to interpret any of the provisions hereof.

15.18.	No Strict Construction. This Agreement shall be construed as if it were drafted jointly by the Parties.

15.19.	No Agency. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between CHOP and Licensee. Notwithstanding any of the provisions of this Agreement, Licensee shall not at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of CHOP, any commitment, expense, or liability whatsoever, and all contracts, expenses and liabilities undertaken or incurred by Licensee in connection with or relating to the development, manufacture or commercialization of Licensed Products or Licensed Processes shall be undertaken, incurred or paid exclusively by Licensee, and not as an agent or representative of CHOP.

15.20.	Third Party Beneficiaries. This Agreement, the representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights to any other Persons.

15.21.	Survival. The Parties’ respective rights, obligations and duties under Sections 2, 3.6, 4.1, 6, 8, 9, 12, 13.6, 14 and 15 of this Agreement, as well as any rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement, shall survive any termination or expiration of this Agreement. In addition, Licensee’s obligations under Section 4.4 with respect to Sublicenses granted prior to expiration or termination of the Agreement shall survive such expiration or termination.

[SIGNATURES BEGIN ON NEXT PAGE]

CHOP TO LICENSEE LICENSE AGREEMENT

SIGNATURE PAGE

For CHOP (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of CHOP made or referred to in this document are truthful and accurate):

Signature of Authorized CHOP Official	Date

/s/ Mary Tomlinson	November 11, 2014

Printed Name

Mary Tomlinson

Title

Senior Vice President, Research Administration

For Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of Licensee made or referred to in this document are truthful and accurate):

Signature of Authorized Official	Date

/s/ Michael Cola	November 12, 2014

Printed Name

Michael Cola

Title

Chief Executive Officer

Mailing Address for Notices:

Medgenics Medical Israel Ltd. Misgav Business Park Rechov Kahol 2 Misgav 20179 Israel	Medgenics, Inc. 435 Devon Park Drive, Bldg 700 Wayne, PA 19087 Attention: Chief Legal Officer

ACKNOWLEDGED AND AGREED:

Medgenics, Inc., a Delaware corporation (the “Guarantor”) hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the performance of Licensee’s payment obligations under Section 6 and Section 7.2.2, and Licensee’s obligations to indemnify CHOP pursuant to Section 12.2 (collectively, the “Obligations”). The Guarantor and Licensee shall be jointly and severally liable for such obligations of Licensee under this Agreement. The obligations of the Guarantor under this guarantee shall not be affected by the failure of CHOP to assert any claim or demand or to enforce any right or remedy against Licensee under the provisions of this Agreement or otherwise. The Guarantor further agrees that this guarantee constitutes a guarantee of performance when due and waives any right to require that any resort be had by CHOP to any other guarantee for any performance of Licensee’s obligations under this Agreement. The Guarantor shall not assign or delegate the obligations under this guarantee without the prior written consent of CHOP. Notwithstanding anything to the contrary, (i) this guarantee shall not be subject to any termination for any reason and (ii) the Guarantor may assert against CHOP any rights and defenses to the Obligations that Licensee would be entitled to assert against CHOP in any action brought by CHOP against Licensee in respect of the Obligations (this entire paragraph, collectively, the “Guarantee”).

Medgenics, Inc.:

Signature of Authorized Official	Date

/s/ Michael Cola	November 12, 2014

Printed Name

Michael Cola

Title

Chief Executive Officer

Mailing Address for Notices:

Medgenics, Inc.

435 Devon Park Drive, Bldg 700

Wayne, PA 19087

Attention: Chief Legal Officer

APPENDIX A – Licensed Patent Rights

Application No.	Country	Filing Date	Publication No.	Status
[ *** ]
[ *** ]	[ *** ]	[ *** ]		[ *** ]
[ *** ]	[ *** ]	[ *** ]		[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]		[ *** ]
[ *** ]	[ *** ]	[ *** ]		[ *** ]
[ *** ]
[ *** ]	[ *** ]	[ *** ]		[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]		[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]
[ *** ]	[ *** ]	[ *** ]		[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]
[ *** ]	[ *** ]	[ *** ]		[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]	[ *** ]

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

APPENDIX B – Licensed Product Development Plan

To be incorporated pursuant to Section 10.1.

SCHEDULE 12.1.1

[   ***   ]

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.